Exhibit 10.8
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                            PROMISSORY STRAIGHT NOTE


$250,000.00                                                       March 15, 2000
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         On or before  May 1, 2000,  45 days  after  date,  without  grace,  the undersigned maker of this note promises to pay to the order of The Reserve Foundation Trust (hereinafter referred to as "Holder") located as 97 GRANBY ST., KINGSTOWN, ST. VINCENT the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00) with interest from the date hereof on the unpaid principal at the rate of 12% INTEREST per annum, which will be paid at the time the principal is paid.

         THE TERM is for a period of 45 days from the date hereof payable in lawful money of the United State.

         IN DEFAULT of payment when due the whole sum of principal and interest shall become immediately due at the option of the holder of this note. If action be instituted on this note, I promise to pay such sum as the Court may fix as attorney's fees, plus costs and all expenses in connection with the collection thereof.

Signed this 15th day of March, 2000

Enter Tech Corporation
430 E. 6th St.
Loveland, CO 80537



By: /s/Sam J. Lindsey
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(Its duly authorized agent)